UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 14, 2010

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1 IMATION WAY OAKDALE, MINNESOTA	55128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Frank P. Russomanno, the Company’s current Vice Chairman and Chief Executive Officer, will retire effective immediately following the Company’s Annual Meeting of Shareholders on May 5, 2010 (the “Annual Meeting”). Mr. Russomanno will be paid under his Severance Agreement with the Company, the form of which was attached as Exhibit 10.1 to the Company’s Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on February 29, 2008. In connection with his retirement from the Company, the Board of Directors also determined, effective May 5, 2010, to accelerate the vesting of Mr. Russomanno’s outstanding unvested options and restricted stock.

On March 14, 2010, the Board of Directors of the Company appointed Mark E. Lucas, the Company’s current President and Chief Operating Officer, to serve as the Company’s President and Chief Executive Officer effective immediately following the Annual Meeting. The Board of Directors also nominated Mr. Lucas for election as a Class III director for a one-year term at the Annual Meeting. Mr. Lucas will not be serving on any committees of the Board of Directors.

Mr. Lucas, age 55, has served as the Company President and Chief Operating Officer since March 2009. Prior to joining Imation, Mr. Lucas served as Chairman and Chief Executive Officer of Geneva Watch Group (a privately held company that is a leading designer, manufacturer and distributor of watches, pens and clocks under both its own brand and licensed brands) from November 2005 to August 2008. Prior to that role, Mr. Lucas served as President and Chief Executive Officer of Altec Lansing Technologies (a manufacturer of consumer audio equipment) from June 2001 to August 2005. Mr. Lucas has also held executive management positions at Iomega Corporation (a data storage solutions company) from 2000 to 2001, The Gillette Company (a developer, manufacturer and seller of blades and razors, toiletries and cosmetics) from 1996 to 1999 and Duracell International Inc. (manufacturer and marketer of high-performance alkaline and other batteries) from 1988 to 1996 and started his career at Nestle Corp. Mr. Lucas was a director of Imation from April 2007 to February 2009 and served as a member of Imation’s Audit and Finance Committee and Compensation Committee. Mr. Lucas resigned from the Board of Directors of Imation in connection with his appointment as President and Chief Operating Officer. Mr. Lucas’ resignation from the Board of Directors was a requirement of his employment. He is a director of Noble Biomaterials, Inc. a privately-held company. If elected, Mr. Lucas would bring to our Board his significant experience in consumer packaged brands and goods, electronics and data storage businesses across both business and retail channels. He has experience in managing businesses globally, including global supply chains and manufacturing operations, and also has strong change management skills.

In connection with the changes in Mr. Lucas’ responsibilities, the Company’s Board of Directors approved the following changes to Mr. Lucas’ compensation, effective May 5, 2010: (1) a $95,000 increase in annual base salary, bringing his total annual base salary to $720,000 per year and (2) a 90% target bonus under the Company’s 2010 Annual Bonus Plan for the period from May 5, 2010 through December 31, 2010, which will be an increase from his current 80% target bonus for the period from January 1, 2010 through May 4, 2010. The Company’s Board of Directors also approved a long-term equity award for Mr. Lucas with a value of $1,018,309, calculated under a modified Black-Scholes valuation model, to be granted on May 4, 2010, at the same time the long-term equity awards for other executives are granted, in a combination of 75% stock options and 25% restricted stock. The exercise price for the stock options will be the closing price on the date of the grant. The stock options and restricted stock will be granted under the Company’s 2008 Stock Incentive Plan, (the “2008 Plan”), a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2008, and will be subject to the terms of the Form of Executive Officer Option and Restricted Stock Agreement attached as Exhibits 10.3 and 10.5, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2008. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2010, the payout of bonuses under the 2010 Annual Bonus Plan will be derived through achievement of certain levels of Board approved performance targets for operating income, free cash flow and gross margin on growth products. Mr. Lucas will not receive any additional compensation for his service as a member of the Board of Directors if he is elected. Other than as described herein, (1) there are no arrangements or understandings between Mr. Lucas and any other persons pursuant to which Mr. Lucas was selected as President and Chief Executive Officer or as a nominee for Director of the Company and (2) Mr. Lucas does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, and Mr. Lucas has not had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year other than in connection with his employment offer letter from the Company relating to his appointment as the Company’s President and Chief Operating Officer in 2009 as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2009.

A press release, dated March 18, 2010, announcing Mr. Russomanno’s retirement as Vice Chairman, Chief Executive Officer and Director and Mr. Lucas’ appointment as President and Chief Executive Officer and nomination as Director is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

      (d) Exhibits

      99.1 Press release dated March 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
(REGISTRANT)

Date:	March 18, 2010	By:	/s/ John L. Sullivan
John L. Sullivan
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1

Press Release dated March 18, 2010 announcing Mr. Russomanno’s retirement as Vice Chairman, Chief Executive Officer and Director and Mr. Lucas’ appointment as President and Chief Executive Officer and nomination as Director.